SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 16, 2004 (November 9, 2004)

JAKKS PACIFIC, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

22619 Pacific Coast Highway
Malibu, California
(Address of principal		90265
executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

JAKKS PACIFIC, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
November 16, 2004

ITEMS IN FORM 8-K

2

Item 8.01 Other Events

     Since the filing of the Company’s Quarterly Report on November 9, 2004, in which the Company announced the filing against it of two class action lawsuits related to the Company’s lawsuit with Worldwide Wrestling Entertainment, Inc. (“WWE”), two additional lawsuits seeking class action status were filed against the Company and its senior officers which seek to represent purchasers of the Company’s common stock with respect to the same subject matter as is involved in the two class actions previously disclosed in the Company’s Quarterly Report. The plaintiffs in the class are described in each of these new actions as purchasers of the Company’s common stock, with the dates of purchase varying from between February 17, 2000 and October 19, 2004 in one action to February 16, 2004 and October 19, 2004 in the second action.

     Two additional actions were filed on November 9, and November 15, 2004, both of which relate to the Company’s lawsuit with WWE. However, the allegations in these two actions are that there was an actionable failure to disclose that the Company had obtained the WWE license through its participation in an unlawful bribery scheme. These two actions further seek to represent a class of purchasers of our stock from October 26, 1999 to October 19, 2004.

     The Company believes that the claims underlying all of the class actions are without merit and intends to defend vigorously against them.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2004	JAKKS PACIFIC, INC.
	By:	/s/ Jack Friedman
Jack Friedman
Chairman and Chief Executive Officer

4